Erik Vonk

773 Hideaway Bay Drive

Longboat key, FL 34228 - USA

Mr. Guangwen He, Chairman and CEO

HQ Global Education, Inc

Longboat Key, August 9th, 2011

Dear Mr. He,

I am tendering my resignation as independent director and chairman of the audit committee, effective today. The decision to leave is solely my own and does not stem from any disagreements with the Company or its Auditors

I wish you and the company continued success and I hope that our paths will cross again. Please do not hesitate to contact me if you have any questions.

Sincerely,

/s/ Erik Vonk
Erik Vonk